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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

                                January 10, 1997
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                              CONTOUR MEDICAL, INC.
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               Exact name of Registrant as Specified in its Charter

         Nevada                    0-26288                 77-0163521
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State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

               3340 Scherer Drive, St. Petersburg, Florida 33716
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           Address of Principal Executive Offices, Including Zip Code

                                (813) 572-0089
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               Registrant's Telephone Number, Including Area Code
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ITEM 5.  OTHER EVENTS

     On January 10, 1997, Contour Medical, Inc. (the "Company") repaid promissory notes of approximately $10,850,000 plus accrued interest which were due on that date, held by the former shareholders of Atlantic Medical Supply Inc., and a related company, which the Company acquired in August 1996. The source of funds for the repayment was a $9,750,000 loan from Retirement Care Associates, Inc. ("RCA"), the Company's majority shareholder, and borrowings under the Company's bank line of credit.

     The loan from RCA was made pursuant to a Convertible Promissory Note issued to RCA on January 10, 1997, which bears interest at 9% per annum, is unsecured, and is due on demand. The Convertible Promissory Note is convertible into shares of the Company's $.001 par value per share common stock (the "Common Stock") at a conversion price of $5.00 per share, at the election of the holder. RCA exercised its conversion rights under the Convertible Promissory Note as of January 10, 1997, and, accordingly, a total of 1,950,000 shares of Common Stock have been issued to RCA. As a result, RCA now beneficially owns approximately 66.3% of the Company's Common Stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)   EXHIBITS.

           10.1 Convertible Promissory Note issued to Retirement Care Associates, Inc.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      CONTOUR MEDICAL, INC.

Dated: January 22, 1997               By /s/ Donald F. Fox
                                         Donald F. Fox, President